Exhibit 1.1

UNDERWRITING AGREEMENT

among

HALEON US CAPITAL LLC

as Issuer

HALEON PLC

as Guarantor

and

Barclays Capital Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

and

Mizuho Securities USA LLC

as Representatives of the Underwriters

Dated as of August 12, 2026

TABLE OF CONTENTS

Page

1.	Representations and Warranties	2
2.	Purchase and Sale	8
3.	Delivery and Payment	8
4.	Payment of Expenses	8
5.	Agreements	9
6.	Conditions to the Obligations of the Underwriters	11
7.	Reimbursement of Underwriters’ Expenses	13
8.	Indemnification and Contribution	14
9.	Default by an Underwriter	17
10.	Termination	17
11.	Representations and Indemnities to Survive	18
12.	Notices	18
13.	Successors	18
14.	Applicable Law	18
15.	Counterparts	18
16.	Headings	18
17.	No Fiduciary Duty	19
18.	Consent to Jurisdiction; Appointment of Agent to Accept Service of Process	19
19.	Waiver of Jury Trial	19
20.	U.K. MiFIR Product Governance	20
21.	Recognition of UK Bail-in	20
22.	Recognition of the U.S. Special Resolution Regime	21
23.	Certain Definitions	21

SCHEDULES

Schedule I	Terms of the Debt Securities
Schedule II	Underwriting Commitments
Schedule III	Schedule of Free Writing Prospectuses Included in the Disclosure Package
Schedule IV	Form of Pricing Term Sheet

Haleon US Capital LLC

$600,000,000 4.625% Senior Fixed Rate Notes due 2029

$600,000,000 4.875% Senior Fixed Rate Notes due 2031

$800,000,000 5.375% Senior Fixed Rate Notes due 2036

Fully and Unconditionally Guaranteed by
Haleon plc

Underwriting Agreement

August 12, 2026

Barclays Capital Inc.

BofA Securities, Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

as Representatives of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Haleon US Capital LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Debt Securities”), to be issued under an indenture dated as of August 21, 2026 ( the “Indenture”), among the Company, Haleon UK Capital plc, Haleon plc, as guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Debt Securities will be fully and unconditionally guaranteed by the Guarantor as to payment of principal, premium, if any, interest and any other amounts due (the “Guarantees” and, together with the Debt Securities, the “Securities”).

Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, that is incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.

1.            Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as follows:

(a)            Registration Statement Effective. The Company and the Guarantor meet the requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) and have filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (Nos. 333- 297789 and 333-297789-02) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale from time to time of certain debt securities, including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company and the Guarantor have filed with the Commission pursuant to Rule 424(b)a preliminary prospectus supplement relating to the Securities. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Guarantor, threatened by the Commission.

(b)            Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, each of the Company and the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c)            Registration Statement Not Misleading. On each Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; (i) on each Effective Date the applicable part of the Registration Statement and (ii) at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on its date as reflected in any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date (as defined below), the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)            Disclosure Package Not Misleading. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show in connection with the offering of the Securities, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)            Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary to consider whether the Company or the Guarantor would be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(c) hereof) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)            Organization and authority of the Company and the Guarantor. Each of the Company and the Guarantor, respectively, has been duly organized, is validly existing as a limited liability company or a public limited company, as applicable, in good standing under the laws of the jurisdiction of its organization (to the extent the concept of good standing is applicable in such jurisdiction), has the limited liability company or corporate, as applicable, power and authority to own or lease its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole (together, the “Group”).

(h)            Organization and authority of Significant Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X), if any, of the Company and the Guarantor, respectively, has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(i)            Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(j)            No Breach or Default. The execution and delivery of, and the performance of their respective obligations by the Company and the Guarantor under this Agreement, the Indenture and the issuance and sale of the Securities and compliance with the terms and provisions thereof, will not contravene or constitute a default under (i) any provision of applicable law, (ii) the charter, by-laws or constitutional documents (as applicable) of the Company or the Guarantor, or (iii) any agreement or other instrument binding upon the Company, the Guarantor or any of its subsidiaries that is material to the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantor or any subsidiary, except, in the case of clauses (i) and (iii) above, for any such contravention or default that would not, singly or in the aggregate, affect the validity, binding nature or enforceability of the Indenture or the Securities or have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(k)           Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the Debt Securities have been duly authorized by the Company, and when the Debt Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Debt Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; the Guarantees have been duly authorized by the Guarantor and, upon due issuance, authentication and delivery of the Securities and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and, when the Debt Securities have been duly executed, authenticated, issued and delivered and when the Guarantees have been duly endorsed, the Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(l)            No Consents. No consent, approval, authorization or order of, or qualification or filing with, any governmental body, agency or court is required for the performance by the Company or the Guarantor of their obligations under this Agreement and of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the New York Stock Exchange and the state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.

(m)          No Litigation. Except as may be disclosed in the Disclosure Package and the Final Prospectus, neither the Guarantor, nor its subsidiaries, is involved in any litigation or arbitration proceedings that would, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Guarantor to perform their respective obligations under this Agreement or the Indenture or to consummate the issuance and sale of the Securities, nor, to the knowledge of the Company and the Guarantor, is any such litigation or arbitration pending or threatened.

(n)          Investment Company Act. Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)          Foreign Private Issuer. The Guarantor is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(p)          Compliance with Environmental Laws.

i.	The Guarantor and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; and

ii.	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(q)           Bribery, AML and Anti-Corruption.

i.	None of the Guarantor or any of its subsidiaries, nor any of the directors or officers of the Guarantor, or any of its subsidiaries, nor, to the Company’s or Guarantor’s knowledge, any agent, employee, affiliate or representative of the Guarantor, or of any of its subsidiaries has, directly or indirectly, during the period commencing on (and including) the date falling five years prior to, and ending on (and including), the date on which this representation and warranty is made or deemed to be made, violated, conspired to violate, or aided and abetted the violation of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making the use of any mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or candidate for foreign political office, in contravention of the FCPA; or (ii) the U.K Bribery Act 2010 (the “Bribery Act”)((i), and (ii) are, together, the “Anticorruption Laws”), and the Guarantor and its subsidiaries and, to the knowledge of the Company and the Guarantor, their other affiliates have conducted their businesses in compliance with the Anticorruption Laws, and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

ii.	The operations of the Guarantor and each of its subsidiaries are and have been, during the period commencing on (and including) the date falling five years prior to, and ending on (and including), the date on which this representation and warranty is made or deemed to be made, conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor, or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.

(r)            Sanctions. None of the Guarantor, any of its subsidiaries, or any director, officer or, to their respective knowledge, any agent, employee, affiliate or representative of the Guarantor, or any of its subsidiaries, is an individual or entity (“Person”) that:

i.	is the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”);

ii.	is located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea, Russia and Syria);

iii.	is conducting business with any Sanctioned Territory in violation of Sanctions;

iv.	has engaged or is engaging in any transaction in violation of any Sanctions, or which would result in its being designated as the subject or target of any Sanctions; or

v.	has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to any Sanctions.

(s)            Information Technology and Data Protection. The Guarantor and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and data used in connection with the operation of the Guarantor’s and its subsidiaries’ businesses. Without limiting the foregoing, the Guarantor and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or data used in connection with the operation of the Guarantor’s, and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Guarantor and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, have a material adverse effect on the Company, the Guarantor and their subsidiaries, taken as a whole.

(t)            Internal Control Over Financial Reporting. The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by the Guarantor and its subsidiaries are executed in accordance with management’s general or specific authorizations; (ii) transactions by the Guarantor and its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to the Group’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for the Group’s assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Guarantor’s most recent audited fiscal year there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(u)            Disclosure Controls. The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Guarantor; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is communicated to the relevant principal executive officer and principal financial officer by others; and such disclosure controls and procedures are effective in all material respects.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2.            Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.            Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.            Payment of Expenses. The Company and the Guarantor jointly agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants of the Company and the Guarantor in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the Disclosure Package and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or producing this Agreement, the Disclosure Package, any indenture related to the Securities, any Blue Sky and legal investment memoranda, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws if required, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities and of the delivery of the Securities to the Underwriters; (vii) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (viii) all United Kingdom stamp or other issuance or transfer taxes (if any) arising as a result of the issuance, sale and delivery of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement; and (ix) all other reasonable costs and expenses incident to the performance of the Company and Guarantor’s obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that, except as provided in this Section 4, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including, but not limited to, the fees of their counsel, transfer taxes, documentary or stamp taxes (including United Kingdom stamp duty or stamp duty reserve tax) on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

5.            Agreements. The Company and the Guarantor agree with the several Underwriters as follows:

(a)            File Prospectus. The Company and the Guarantor will prepare and file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.

(b)            Amendments to Registration Statement or Prospectus; Stop Orders. The Company and the Guarantor will advise the Representatives promptly of any proposal to amend the Registration Statement or file any supplement to the Base Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company and the Guarantor will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Issuer Free Writing Prospectus, or the institution or threatening of any proceeding for that purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)            Final Term Sheet. The Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and substantially in the form of Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)            Amendment of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii)  amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)            Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.

(f)            Delivery of Earnings Statement. As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g)            Delivery of Registration Statement and Prospectus. The Company and the Guarantor will prepare and furnish to the Representatives copies of the Registration Statement in such quantities as the Representatives may reasonably request, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), prepare and furnish as many copies of the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement to any of the foregoing (including if for any reason it shall be necessary to amend or supplement such Preliminary Prospectus, Final Prospectus or Issuer Free Writing Prospectus or to file any document incorporated by reference into the foregoing in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act) as the Representatives may reasonably request.

(h)            Qualification of Securities. The Company and the Guarantor will use their reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

(i)            No Other Offering Materials. Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of each Underwriter, severally and not jointly, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters, the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)            Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives and (ii) the Closing Date, neither the Company nor the Guarantor will, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities), which mature more than one year after the Closing Date and which are substantially similar to the Securities.

(k)            Use of Proceeds. The Company and the Guarantor will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds (i) to any subsidiaries, joint venture partners or other individual or entity, to fund any activities of or business (A) with any individual or entity, that is the subject or target of Sanctions or (B) in any country or territory that is the subject of comprehensive Sanctions (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (iii) in violation of applicable law, including, without limitation, the Anticorruption Laws and the Anti-Money Laundering Laws. The Company and the Guarantor will not, directly or indirectly, fund all or part of any repayment or prepayment of the Securities out of proceeds derived from any transaction with, or action involving, any individual or entity that is the subject or target of Sanctions.

(l)            Listing. The Company and the Guarantor will use reasonable best efforts to have the Securities listed and admitted to trading on the New York Stock Exchange or another “recognised stock exchange” (as defined in Section 1005 of the United Kingdom Income Tax Act 2007), and satisfactory evidence of such actions shall have been provided to the Representatives.

6.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a)            Prospectus Filed; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(c) hereof, and any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened.

(b)            Opinion Letter of English Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion letter of Sullivan & Cromwell LLP, English counsel to the Guarantor, dated such date, to the effect set forth in Annex A.

(c)            Opinion Letter of U.S. Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion letter of Sullivan & Cromwell LLP, U.S. counsel to the Company and the Guarantor, dated such date, to the effect set forth in Annex B.

(d)            Disclosure Letter of U.S. Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a disclosure letter of Sullivan & Cromwell LLP, counsel to the Company and the Guarantor, dated such date, to the effect set forth in Annex C.

(e)            Opinion Letter of U.S. Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Cleary Gottlieb Steen & Hamilton, counsel for the Underwriters, an opinion letter, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            Disclosure Letter of U.S. Counsel to the Underwriters. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a disclosure letter of Cleary Gottlieb Steen & Hamilton, counsel to the Underwriters, dated such date, in form and substance reasonably satisfactory to the Representatives.

(g)            Certificate of the Company and the Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of officers of the Company and the Guarantor, respectively, reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)            no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, threatened; and

(iii)            since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof), there has been no material adverse effect or any development which in the reasonable judgment of the Company or the Guarantor will result in any material adverse effect on the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or as described in such certificate.

(h)            CFO Certificate of the Company and the Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of the Chief Financial Officer of the Guarantor dated the Closing Date, with respect to certain financial data contained in the Disclosure Package and the Final Prospectus and providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(i)            Accountants’ Comfort Letters. The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, on behalf of the Underwriters, at the Execution Time and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(j)            No Material Adverse Change. Subsequent to the Execution Time, there shall not have been (i) any change, or any development which in the reasonable judgment of the Company or the Guarantor will result in any change, in or affecting the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or (ii) any decrease in the rating of any of the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof).

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

The documents required to be delivered by this Section 6 shall be delivered physically or electronically at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 2 London Wall Place, London, EC2Y 5AU, United Kingdom, on the Closing Date.

7.            Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred and documented by them in connection with the proposed purchase and sale of the Securities.

8.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates (within the meaning of Rule 405 under the Securities Act) of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectuses, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred and documented by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

(b)            Indemnification of the Company and the Guarantor by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their respective directors and officers, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that (i) the names of the Underwriters appearing on the cover pages of the Preliminary Prospectus and the Final Prospectus and the list of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Final Prospectus, and the names of the Underwriters listed in the final term sheet prepared and filed pursuant to Section 5(c) hereof, (ii) the information in the column “Public Offering Price” in the table on the cover page of the Final Prospectus and (iii) the information in the third sentence of the fourth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus concerning the Underwriters’ intention to make a market in the Securities and the possible discontinuation of their market-making activities constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)            Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent the indemnifying party is materially and actually prejudiced thereby and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; it being understood, however, that the indemnifying party shall not be liable for the fees, costs and expenses of more than one separate counsel (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(b) hereof and by the Guarantor in the case of parties indemnified pursuant to Section 8(a) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on a claim arising out of such action or claim and (ii) does not include a statement as to or an admission of fault or culpability, by or on behalf of an indemnified party.

(d)            Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred and documented in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

9.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor’s Ordinary Shares shall have been suspended or materially limited by the London Stock Exchange or trading in the Guarantor’s American Depositary Shares shall have been suspended or materially limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared either by U.S. federal, New York State, United Kingdom or London authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the United Kingdom of a national emergency or war, or (iv) any other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 14 and 18 hereof shall survive the termination or cancellation of this Agreement.

12.            Notices. All communications hereunder shall be in writing and effective only on receipt, and, (i) if sent to the Representatives, shall be electronically mailed or delivered to Barclays Capital Inc., attention: Syndicate Registration, address: 745 Seventh Avenue, New York, NY 10019; BofA Securities, Inc., attention: High Grade Debt Capital Markets Transaction Management/Legal, address: 114 West 47th Street, NY8-114-07-01, New York, NY 10036; Deutsche Bank Securities Inc., attention: Debt Capital Market Syndicate and General Counsel, email: dbcapmarkets.gcnotices@list.db.com; Goldman Sachs & Co. LLC, address: 200 West Street, New York, New York 10282; and Mizuho Securities USA LLC, address: 1271 Avenue of the Americas, New York, NY 10020, and (ii) if sent to the Company and the Guarantor, shall be electronically mailed or delivered to Haleon US Capital LLC, attention: Christopher Liwski, address: 184 Liberty Corner Road, Suite 200 Warren, NJ 07059, United States, email: cf-treasury@haleon.com; and Haleon plc, attention: cf-treasury@haleon.com, address: Building 5, First Floor, The Heights, Weybridge, Surrey KT13 0NY, United Kingdom, email: cf.treasury@haleon.com.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.            Counterparts. This Agreement may be signed by manual or electronic signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail or other electronic format (i.e., “pdf,” “tif” or “jpg”) transmission or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17.            No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor, and (c) the Company’s and the Guarantor’s engagements of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect in connection with the offering of the Securities, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18.            Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

(a)            The Guarantor irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or based upon this Agreement may be brought in the courts of the State of New York located in The City of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding.

(b)            The Guarantor hereby irrevocably designates, appoints, and empowers the Company, with offices currently at 184 Liberty Corner Road, Suite 200, Warren, NJ 07059, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Guarantor in any such United States or State court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any such action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or based upon this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

19.            Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            U.K. MiFIR Product Governance. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the U.K. MiFIR Product Governance Rules:

(a)            Goldman Sachs & Co. LLC (the “U.K. Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the U.K. MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Disclosure Package, each in connection with the Securities; and

(b)            each of the Company, the Guarantor and the other Underwriters note the application of the U.K. MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the U.K. Manufacturer and the related information set out in the Disclosure Package, each in connection with the Securities.

21.            Recognition of UK Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the UK Underwriters (each UK Underwriter, a “UK Bail-in Party”) and the Company, the Company acknowledges and accepts that any UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party (the “Relevant UK Bail-in Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK Bail-in Party or another person, and the issue to or conferral on the Company in respect of such UK Bail-in Liability of such shares, securities or obligations;

(iii)          the cancellation of the UK Bail-in Liability; or

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 21:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK” means the United Kingdom.

“UK Underwriter” means any Underwriter whose liabilities under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

22.            Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of the foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.            Certain Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(c) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Securities Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

VERY TRULY YOURS,

HALEON US CAPITAL LLC

By:	/s/ Arlene E. Cannon
Name: Arlene E. Cannon
Title: Assistant Secretary and Authorised signatory

HALEON PLC

By:	/s/ Ben Checkland
Name: Ben Checkland
Title: Director, Corporate Finance

By:	/s/ Michael John Rowe
Name: Michael John Rowe
Title: Group Treasurer

[Signature page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Jon Klein
Name: Jon Klein
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brendan Murphy
Name: Brendan Murphy
Title: Managing Director, Head of US IG Syndicate, DBSI

By:	/s/ Thomas Short
Name: Thomas Short
Title: Managing Director, DBSI

GOLDMAN SACHS & CO. LLC

By:	Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature page to the Underwriting Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Managing Director

[Signature page to the Underwriting Agreement]

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Terms of the Debt Securities

Underwriting Agreement dated August 12, 2026

Registration Statement Nos. 333-297789 and 333-297789-02

Representatives: Barclays Capital Inc.; BofA Securities, Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co. LLC; and Mizuho Securities USA LLC.

4.625% Senior Fixed Rate Notes due 2029

Title: 4.625% Senior Fixed Rate Notes due 2029

Principal amount: $600,000,000

Price to public: 99.676% of principal amount

Purchase price by the Underwriters: 99.426% of principal amount

4.875% Senior Fixed Rate Notes due 2031

Title: 4.875% Senior Fixed Rate Notes due 2031

Principal amount: $600,000,000

Price to public: 99.571% of principal amount

Purchase price by the Underwriters: 99.221% of principal amount

5.375% Senior Fixed Rate Notes due 2036

Title: 5.375% Senior Fixed Rate Notes due 2036

Principal amount: $800,000,000

Price to public: 99.169% of principal amount

Purchase price by the Underwriters: 98.719% of principal amount

Provisions Common to the Debt Securities

Sinking fund provisions: None

Redemption provisions: As described in the applicable prospectus supplement referred to in this Agreement.

Other provisions: As described in the applicable prospectus supplement referred to in this Agreement.

Closing Date, Time and Location: August 21, 2026 at 10:00am, New York City time, simultaneously, at the offices of Cleary Gottlieb Steen & Hamilton LLP, 2 London Wall Place, London, EC2Y 5AU, United Kingdom, on the Closing Date.

Type of Offering: Non-delayed.

I-1

SCHEDULE II

Underwriting Commitments

Underwriters	Principal Amount of 4.625% Senior Fixed Rate Notes due 2029 to be Purchased	Principal Amount of 4.875% Senior Fixed Rate Notes due 2031 to be Purchased	Principal Amount of 5.375% Senior Fixed Rate Notes due 2036 to be Purchased
Barclays Capital Inc.	96,000,000	96,000,000	128,000,000
BofA Securities, Inc.	96,000,000	96,000,000	128,000,000
Deutsche Bank Securities Inc.	96,000,000	96,000,000	128,000,000
Goldman Sachs & Co. LLC	96,000,000	96,000,000	128,000,000
Mizuho Securities USA LLC	96,000,000	96,000,000	128,000,000

Citigroup Global Markets Inc.	12,000,000	12,000,000	16,000,000
J.P. Morgan Securities LLC	12,000,000	12,000,000	16,000,000
RBC Capital Markets, LLC	12,000,000	12,000,000	16,000,000

BBVA Securities Inc.	12,000,000	12,000,000	16,000,000
BNP Paribas Securities Corp.	12,000,000	12,000,000	16,000,000
HSBC Securities (USA) Inc.	12,000,000	12,000,000	16,000,000
ING Financial Markets LLC	12,000,000	12,000,000	16,000,000
Lloyds Securities Inc.	12,000,000	12,000,000	16,000,000
Santander US Capital Markets LLC	12,000,000	12,000,000	16,000,000
Standard Chartered Bank	12,000,000	12,000,000	16,000,000

Total	$600,000,000	$600,000,000	$800,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Pricing Term Sheet